Exhibit 99.1

Mammoth Energy Services, Inc. Announces
Fourth Quarter and Full Year 2024 Operational and Financial Results

OKLAHOMA CITY - March 7, 2025 - Mammoth Energy Services, Inc. (NASDAQ: TUSK) (“Mammoth” or the “Company”) today reported financial and operational results for the fourth quarter and full year ended December 31, 2024.

Phil Lancaster, Chief Executive Officer of Mammoth commented, “There were signs of improvement in our results for the fourth quarter. Despite typical seasonality and budget exhaustion, we experienced increased utilization which helped drive sequential improvement. Although we expect 2025 activity to be relatively steady, we have line of sight for potential upside performance compared to 2024 driven by incremental natural gas-related demand, which may further contribute to improved financial results. While these tailwinds may not materialize until later this year, we are seeing elevated activity from our customers that will lead to additional utilization improvements in the first quarter.

“Looking ahead, we expect to continue building upon our recent positive momentum in 2025. Our focus will be on operational execution, efficiency and unlocking value within our business. We have a debt-free balance sheet with approximately $86 million in cash today (inclusive of $21 million restricted cash) that we plan to strategically utilize to make accretive investments for future growth in Mammoth. We believe there are numerous opportunities to unlock value for our shareholders, and we look forward to sharing these developments with you in the coming quarters.”

Financial Overview for the Fourth Quarter and Full Year 2024:
Total revenue was $53.2 million for the fourth quarter of 2024 compared to $52.8 million for the same quarter of 2023 and $40.0 million for the third quarter of 2024. Total revenue for the full year of 2024 was $187.9 million compared to $309.5 million in 2023.

Net loss for the fourth quarter of 2024 was $15.5 million, or $0.32 per diluted share, compared to net loss of $6.0 million, or $0.12 per diluted share, for the same quarter of 2023 and net loss of $24.0 million, or $0.50 per diluted share, for the third quarter of 2024. Net loss for the full year of 2024 was $207.3 million, or $4.31 per diluted share, compared to net loss of $3.2 million, or $0.07 per diluted share for 2023.

Adjusted EBITDA (as defined and reconciled below) was ($4.8) million for the fourth quarter of 2024, compared to $10.5 million for the same quarter of 2023 and ($6.4) million for the third quarter of 2024. Adjusted EBITDA was ($167.5) million for the full year of 2024 compared to $71.0 million for 2023.

Infrastructure Services
Mammoth’s infrastructure services division contributed revenue of $27.9 million for the fourth quarter of 2024 compared to $27.2 million for the same quarter of 2023 and $26.0 million for the third quarter of 2024. The average crew count was 86 crews during the fourth quarter of 2024 compared to 78 crews during the same quarter of 2023 and 77 crews during the third quarter of 2024.

The infrastructure services division contributed revenues of $110.4 million for the full year of 2024 compared to $110.5 million for 2023. The average crew count was 79 crews for 2024 compared to 83 crews for 2023.

Well Completion Services
Mammoth’s well completion services division contributed revenue (inclusive of inter-segment revenue) of $15.8 million for the fourth quarter of 2024 and the fourth quarter of 2023, compared to $1.4 million for the third quarter of 2024. On average, 1.1 of the Company’s fleets were active for the fourth quarter of 2024 compared to an average utilization of 0.9 fleets during the same quarter of 2023. The Company had no pressure pumping fleets active during the third quarter of 2024.

The well completion services division contributed revenues (inclusive of inter-segment revenues) of $34.0 million on 1,454 stages for the full year of 2024, down from $127.4 million on 4,220 stages for 2023. On average, 0.5 of the Company’s fleets were active in 2024 compared to 1.8 fleets in 2023.

Natural Sand Proppant Services
Mammoth’s natural sand proppant services division contributed revenue (inclusive of inter-segment revenue) of $5.1 million for the fourth quarter of 2024 compared to $4.5 million for the same quarter of 2023 and $4.9 million for the third quarter of 2024. In the fourth quarter of 2024, the Company sold approximately 129,000 tons of sand at an average sales price of $22.54 per ton compared to sales of approximately 104,000 tons of sand at an average sales price of $23.62 per ton during the same quarter of 2023. In the third quarter of 2024, sales were approximately 163,000 tons of sand at an average price of $22.89 per ton.

The natural sand proppant division contributed revenues (inclusive of inter-segment revenues) of $19.1 million for the full year of 2024 compared to $39.1 million for 2023. The Company sold 578,000 tons of sand during 2024, a decrease from 1.2 million tons of sand sold during 2023. The Company’s average sales price for the sand sold during 2024 was $23.15 per ton compared to $29.86 per ton average sales price during 2023.

Other Services
Mammoth’s other services, including directional drilling, aviation, equipment rentals, remote accommodations and equipment manufacturing, contributed revenue (inclusive of inter-segment revenue) of $6.2 million for the fourth quarter of 2024 compared to $5.7 million for the same quarter of 2023 and $9.4 million for the third quarter of 2024. The Company’s other services contributed revenues of $31.4 million for the full year of 2024 compared to $34.9 million for 2023.

Selling, General and Administrative Expenses
Selling, general and administrative (“SG&A”) expenses were $9.9 million for the fourth quarter of 2024 compared to $8.3 million for the same quarter of 2023 and $8.7 million for the third quarter of 2024. SG&A expenses were $124.8 million for the full year of 2024 compared to $37.5 million for 2023.

Following is a breakout of SG&A expense (in thousands):

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2024	2023	2024	2024	2023
Cash expenses:
Compensation and benefits	$4,054	$3,898	$3,173	$14,448	$15,563
Professional services	3,282	2,559	3,503	12,298	13,448
Other(a)	1,896	1,808	1,775	7,146	7,693
Total cash SG&A expense	9,232	8,265	8,451	33,892	36,704
Non-cash expenses:
Change in provision for expected credit losses(b)	409	(177)	32	90,054	(591)
Stock based compensation	219	219	219	875	1,345
Total non-cash SG&A expense	628	42	251	90,929	754
Total SG&A expense	$9,860	$8,307	$8,702	$124,821	$37,458
a.    Includes travel-related costs, information technology expenses, rent, utilities and other general and administrative-related costs.
b.    Included in the year ended December 31, 2024 amount is a charge of $89.2 million related to Cobra's Settlement Agreement with PREPA.

SG&A expenses, as a percentage of total revenue, were 19% for the fourth quarter of 2024 compared to 16% for the same quarter of 2023 and 22% for the third quarter of 2024. SG&A expenses, as a percentage of total revenue, were 66% for the full year of 2024 compared to 12% for 2023.

Interest Expense and Financing Charges, net
Interest expense and financing charges, net were $4.8 million for the fourth quarter of 2024 compared to $6.8 million for the same quarter of 2023 and $9.7 million for the third quarter of 2024. Interest expense and financing charges, net were $25.2 million for the full year of 2024 compared to $16.2 million for 2023. The Company recognized a charge to interest expense of $9.9 million incurred in relation to its sale leaseback agreements and a $5.5 million financing charge incurred in relation to the Assignment Agreement with SPCP Group during 2024.

Liquidity
As of December 31, 2024, Mammoth had unrestricted cash on hand of $61.0 million. As of December 31, 2024, the Company’s revolving credit facility was undrawn, the borrowing base was $25.2 million and there was $17.7 million of available borrowing capacity under the revolving credit facility, after giving effect to $7.5 million of outstanding letters of credit. As of December 31, 2024, Mammoth had total liquidity of $78.7 million.
As of March 5, 2025, Mammoth had unrestricted cash on hand of $64.8 million, no outstanding borrowings under its revolving credit facility, and a borrowing base of $33.7 million. As of March 5, 2025, the Company had $26.2 million of available borrowing capacity under its revolving credit facility and total liquidity of $91.0 million.

Capital Expenditures
The following table summarizes Mammoth’s capital expenditures by operating division for the periods indicated (in thousands):

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2024	2023	2024	2024	2023
Well completion services(a)	$4,180	$3,170	$3,812	$12,730	$17,921
Infrastructure services(b)	1,764	373	88	2,815	716
Natural sand proppant services(c)	—	223	—	—	223
Other(d)	147	242	338	913	432
Eliminations	7	124	(2,341)	607	103
Total capital expenditures	$6,098	$4,132	$1,897	$17,065	$19,395
a.     Capital expenditures primarily for upgrades and maintenance to our pressure pumping fleet for the periods presented.
b.    Capital expenditures primarily for truck, tooling and equipment purchases for the periods presented.
c.     Capital expenditures primarily for maintenance for the periods presented.
d.    Capital expenditures primarily for equipment for the Company’s rental businesses for the periods presented.

Conference Call Information
Mammoth will host a conference call on Friday, March 7, 2025 at 10:00 a.m. Central time (11:00 a.m. Eastern time) to discuss its fourth quarter and full year financial and operational results. The telephone number to access the conference call is 1-201-389-0872. The conference call will also be webcast live on https://ir.mammothenergy.com/events-presentations. Please submit any questions for management prior to the call via email to TUSK@dennardlascar.com.

About Mammoth Energy Services, Inc.
Mammoth is an integrated, growth-oriented energy services company focused on the providing products and services to enable the exploration and development of North American onshore unconventional oil and natural gas reserves as well as the construction and repair of the electric grid for private utilities, public investor-owned utilities and co-operative utilities through its infrastructure services businesses. Mammoth’s suite of services and products include: well completion services, infrastructure services, natural sand and proppant services, drilling services and other energy services. For more information, please visit www.mammothenergy.com.

Contacts:
Mark Layton, CFO
Mammoth Energy Services, Inc
investors@mammothenergy.com

Rick Black / Ken Dennard
Dennard Lascar Investor Relations
TUSK@dennardlascar.com

Forward-Looking Statements and Cautionary Statements
This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that Mammoth expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include statements, estimates and projections regarding the Company’s business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, plans for stock repurchases under its stock repurchase program, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for the Company’s existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on Mammoth, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, the Company’s forward-looking statements are subject to significant risks and uncertainties, including those described in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings it makes with the SEC, including those relating to the Company’s acquisitions and contracts, many of which are beyond the Company’s control, which may cause actual results to differ materially from historical experience and present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: demand for our services; the volatility of oil and natural gas prices and actions by OPEC members and other exporting nations affecting commodities prices and production levels; conditions of U.S. oil and natural gas industry and the effect of U.S. energy, monetary and trade policies; U.S. and global economic conditions and political and economic developments, including the energy and environmental policies; changes in U.S. and foreign trade regulations and tariffs, including potential increases of tariffs on goods imported into the U.S., and uncertainty regarding the same; performance of contracts and supply chain disruptions; inflationary pressures; higher interest rates and their impact on the cost of capital; the failure to receive or delays in receiving the remaining payment under the settlement agreement with PREPA; the Company’s inability to replace the prior levels of work in its business segments, including its infrastructure and well completion services segments; risks relating to economic conditions, including concerns over a potential economic slowdown or recession; impacts of the recent federal infrastructure bill on the infrastructure industry and our infrastructure services business; the loss of or interruption in operations of one or more of Mammoth’s significant suppliers or customers; the loss of management and/or crews; the outcome or settlement of our litigation matters and the effect on our financial condition and results of operations; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of capital resources and liquidity; Mammoth's ability to comply with the applicable financial covenants and other terms and conditions under its revolving credit facility; weather; natural disasters; litigation; volatility in commodity markets; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	December 31,	December 31,
	2024	2023
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$60,967	$16,556
Restricted cash	21,359	7,742
Accounts receivable, net	79,020	447,202
Inventories	15,119	12,653
Prepaid expenses	1,780	1,931
Other current assets	10,342	10,841
Total current assets	188,587	496,925

Property, plant and equipment, net	115,082	113,905
Sand reserves, net	57,273	58,528
Operating lease right-of-use assets	6,417	9,551
Goodwill	9,214	9,214
Deferred income tax asset	—	1,844
Other non-current assets	7,458	8,512
Total assets	$384,031	$698,479
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$32,459	$27,508
Accrued expenses and other current liabilities	33,940	86,713
Accrued expenses and other current liabilities - related parties	—	1,241
Current operating lease liability	3,450	5,771
Income taxes payable	44,658	61,320
Total current liabilities	114,507	182,553

Long-term debt from related parties	—	42,809
Deferred income tax liabilities	3,021	628
Long-term operating lease liability	2,792	3,534
Asset retirement obligation	4,234	4,140
Other long-term liabilities	6,659	4,715
Total liabilities	131,213	238,379

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 48,127,369 and 47,941,652 issued and outstanding at December 31, 2024 and 2023	481	479
Additional paid in capital	540,431	539,558
Accumulated deficit	(283,643)	(76,317)
Accumulated other comprehensive loss	(4,451)	(3,620)
Total equity	252,818	460,100
Total liabilities and equity	$384,031	$698,479

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2024	2023	2024	2024	2023
	(in thousands, except per share amounts)
REVENUE
Services revenue	$47,705	$48,087	$34,069	$167,358	$269,227
Services revenue - related parties	377	139	1,037	1,548	980
Product revenue	5,118	4,556	4,909	19,026	39,285
Total revenue	53,200	52,782	40,015	187,932	309,492

COST AND EXPENSES
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $4,699, $6,931, $4,495, $19,848, $37,356, respectively, for the three months ended December 31, 2024, December 31, 2023, and September 30, 2024 and years ended December 31, 2024 and 2023)	43,560	40,972	34,468	151,474	219,876
Services cost of revenue - related parties	11	114	118	366	475
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $1,123, $1,339, $1,688, $5,228, $7,734, respectively, for the three months ended December 31, 2024, December 31, 2023, and September 30, 2024 and years ended December 31, 2024 and 2023)	4,781	4,692	3,386	18,911	27,489
Selling, general and administrative	9,860	8,307	8,702	124,821	37,458
Depreciation, depletion, amortization and accretion	5,822	8,271	6,184	25,079	45,110
Gains on disposal of assets, net	(1,518)	(2,757)	(293)	(4,014)	(6,041)
Impairment of goodwill	—	—	—	—	1,810
Total cost and expenses	62,516	59,599	52,565	316,637	326,177
Operating loss	(9,316)	(6,817)	(12,550)	(128,705)	(16,685)

OTHER INCOME (EXPENSE)
Interest expense and financing charges, net	(4,766)	(5,570)	(8,088)	(20,497)	(14,955)
Interest expense and financing charges, net - related parties	(36)	(1,241)	(1,642)	(4,707)	(1,241)
Other income (expense), net	37	10,964	(1,122)	(64,621)	42,015
Total other (expense) income	(4,765)	4,153	(10,852)	(89,825)	25,819
(Loss) income before income taxes	(14,081)	(2,664)	(23,402)	(218,530)	9,134
Provision (benefit) for income taxes	1,393	3,291	640	(11,204)	12,297
Net loss	$(15,474)	$(5,955)	$(24,042)	$(207,326)	$(3,163)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(598)	266	125	(831)	221
Comprehensive loss	$(16,072)	$(5,689)	$(23,917)	$(208,157)	$(2,942)

Net loss per share (basic and diluted)	$(0.32)	$(0.12)	$(0.50)	$(4.31)	$(0.07)
Weighted average number of shares outstanding (basic and diluted)	48,127	47,942	48,127	48,065	47,777

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31,
	2024	2023
	(in thousands)
Cash flows from operating activities:
Net loss	$(207,326)	$(3,163)
Adjustments to reconcile net loss to cash provided by operating activities:
Stock based compensation	875	1,345
Depreciation, depletion, accretion and amortization	25,079	45,110
Amortization of debt origination costs	3,131	1,288
Change in provision for expected credit losses	171,517	(591)
Gains on disposal of assets	(4,014)	(6,041)
Gains from sales of equipment damaged or lost down-hole	(157)	(335)
Impairment of goodwill	—	1,810
Gain on sale of business	—	(2,080)
Deferred income taxes	4,237	(1,687)
Other	160	(693)
Changes in assets and liabilities:
Accounts receivable, net	195,639	11,275
Inventories	(2,563)	(3,770)
Prepaid expenses and other assets	195	354
Accounts payable	2,675	(18,485)
Accrued expenses and other liabilities	3,277	(6,949)
Accrued expenses and other liabilities - related parties	4,647	1,241
Income taxes payable	(16,655)	12,757
Net cash provided by operating activities	180,717	31,386

Cash flows from investing activities:
Purchases of property and equipment	(17,065)	(19,395)
Business divestitures, net of cash transferred	—	3,276
Proceeds from disposal of property and equipment	6,633	7,333
Net cash used in investing activities	(10,432)	(8,786)

Cash flows from financing activities:
Borrowings on long-term debt	—	201,091
Borrowings on long-term debt - related parties	—	43,874
Repayments of long-term debt	—	(284,610)
Repayments of long-term debt - related parties	(50,888)	—
Proceeds from financing transaction	—	46,120
Payments on financing transaction	(46,837)	—
Payments on sale-leaseback transaction	(12,407)	(4,958)
Principal payments on financing leases and equipment financing notes	(1,944)	(12,212)
Debt issuance costs	(37)	(3,972)
Other	—	(919)
Net cash used in financing activities	(112,113)	(15,586)
Effect of foreign exchange rate on cash	(144)	2
Net change in cash, cash equivalents and restricted cash	58,028	7,016
Cash, cash equivalents and restricted cash at beginning of period	24,298	17,282
Cash, cash equivalents and restricted cash at end of period	$82,326	$24,298

Supplemental disclosure of cash flow information:
Cash paid for interest	$15,526	$12,017
Cash paid for income taxes, net of refunds received	$1,173	$897
Supplemental disclosure of non-cash transactions:
Interest paid in kind - related parties	$5,888	$—
Purchases of property and equipment included in accounts payable	$5,650	$3,339
Right-of-use assets obtained for financing lease liabilities	$6,896	$1,417

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Three Months Ended December 31, 2024	Well Completion	Infrastructure	Sand	All Other	Eliminations	Total
Revenue from external customers	$15,714	$27,870	$5,118	$4,498	$—	$53,200
Intersegment revenues	67	—	4	1,662	(1,733)	—
Total revenue	15,781	27,870	5,122	6,160	(1,733)	53,200
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	15,918	23,377	4,307	4,750	—	48,352
Intersegment cost of revenues	233	24	—	1,476	(1,733)	—
Total cost of revenue	16,151	23,401	4,307	6,226	(1,733)	48,352
Selling, general and administrative	1,672	5,905	1,157	1,126	—	9,860
Depreciation, depletion, amortization and accretion	2,710	803	1,123	1,186	—	5,822
Operating loss excluding (gains) loss on disposal of assets, net	(4,752)	(2,239)	(1,465)	(2,378)	—	(10,834)
(Gains) loss on disposal of assets, net	(74)	(320)	56	(1,180)	—	(1,518)
Operating loss	(4,678)	(1,919)	(1,521)	(1,198)	—	(9,316)
Interest expense and financing charges, net	271	4,172	(52)	411	—	4,802
Other expense (income), net	—	615	6	(658)	—	(37)
Loss before income taxes	$(4,949)	$(6,706)	$(1,475)	$(951)	$—	$(14,081)

Three Months Ended December 31, 2023	Well Completion	Infrastructure	Sand	All Other	Eliminations	Total
Revenue from external customers	$15,741	$27,229	$4,464	$5,348	$—	$52,782
Intersegment revenues	109	—	—	375	(484)	—
Total revenue	15,850	27,229	4,464	5,723	(484)	52,782
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	13,775	22,668	4,255	5,080	—	45,778
Intersegment cost of revenues	215	119	—	150	(484)	—
Total cost of revenue	13,990	22,787	4,255	5,230	(484)	45,778
Selling, general and administrative	1,301	4,987	969	1,050	—	8,307
Depreciation, depletion, amortization and accretion	3,303	1,023	1,339	2,606	—	8,271
Operating loss excluding (gains) loss on disposal of assets, net	(2,744)	(1,568)	(2,099)	(3,163)	—	(9,574)
(Gains) loss on disposal of assets, net	(75)	(71)	3	(2,614)	—	(2,757)
Operating loss	(2,669)	(1,497)	(2,102)	(549)	—	(6,817)
Interest expense and financing charges, net	1,892	4,394	64	461	—	6,811
Other expense (income), net	1	(10,539)	(5)	(421)	—	(10,964)
(Loss) income before income taxes	$(4,562)	$4,648	$(2,161)	$(589)	$—	$(2,664)

Three Months Ended September 30, 2024	Well Completion	Infrastructure	Sand	All Other	Eliminations	Total
Revenue from external customers	$1,305	$26,043	$4,909	$7,758	$—	$40,015
Intersegment revenues	109	—	—	1,610	(1,719)	—
Total revenue	1,414	26,043	4,909	9,368	(1,719)	40,015
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	5,573	22,539	3,164	6,696	—	37,972
Intersegment cost of revenues	156	—	—	1,565	(1,721)	—
Total cost of revenue	5,729	22,539	3,164	8,261	(1,721)	37,972
Selling, general and administrative	783	5,557	1,211	1,151	—	8,702
Depreciation, depletion, amortization and accretion	2,493	626	1,688	1,377	—	6,184
Operating loss excluding gains on disposal of assets, net	(7,591)	(2,679)	(1,154)	(1,421)	2	(12,843)
Gains on disposal of assets, net	(60)	(41)	—	(192)	—	(293)
Operating loss	(7,531)	(2,638)	(1,154)	(1,229)	2	(12,550)
Interest expense and financing charges, net	441	8,742	78	469	—	9,730
Other expense (income), net	1	1,491	3	(373)	—	1,122
Loss before income taxes	$(7,973)	$(12,871)	$(1,235)	$(1,325)	$2	$(23,402)

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Year Ended December 31, 2024	Well Completion	Infrastructure	Sand	All Other	Eliminations	Total
Revenue from external customers	$33,622	$110,383	$19,026	$24,901	$—	$187,932
Intersegment revenues	393	—	31	6,548	(6,972)	$—
Total revenue	34,015	110,383	19,057	31,449	(6,972)	187,932
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	38,005	92,081	17,790	22,875	—	170,751
Intersegment cost of revenues	756	51	—	6,165	(6,972)	$—
Total cost of revenue	38,761	92,132	17,790	29,040	(6,972)	170,751
Selling, general and administrative	4,569	111,530	4,340	4,382	—	124,821
Depreciation, depletion, amortization and accretion	10,889	2,774	5,228	6,188	—	25,079
Operating loss excluding losses (gains) on disposal of assets, net	(20,204)	(96,053)	(8,301)	(8,161)	—	(132,719)
Losses (gains) on disposal of assets, net	52	(1,304)	1	(2,763)	—	(4,014)
Operating loss	(20,256)	(94,749)	(8,302)	(5,398)	—	(128,705)
Interest expense and financing charges, net	1,628	21,590	186	1,800	—	25,204
Other expense, net	2	64,535	8	76	—	64,621
Loss before income taxes	$(21,886)	$(180,874)	$(8,496)	$(7,274)	$—	$(218,530)

Year Ended December 31, 2023	Well Completion	Infrastructure	Sand	All Other	Eliminations	Total
Revenue from external customers	$126,932	$110,537	$39,106	$32,917	$—	$309,492
Intersegment revenues	440	—	25	2,029	(2,494)	—
Total revenue	127,372	110,537	39,131	34,946	(2,494)	309,492
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	103,880	90,478	25,666	27,816	—	247,840
Intersegment cost of revenues	1,182	149	—	1,163	(2,494)	—
Total cost of revenue	105,062	90,627	25,666	28,979	(2,494)	247,840
Selling, general and administrative	6,867	22,078	3,618	4,895	—	37,458
Depreciation, depletion, amortization and accretion	15,374	8,390	7,737	13,609	—	45,110
Operating income (loss) excluding gains on disposal of assets, net and impairment of goodwill	69	(10,558)	2,110	(12,537)	—	(20,916)
Gains on disposal of assets, net	(2,023)	(510)	(13)	(3,495)	—	(6,041)
Impairment of goodwill	—	—	—	1,810	—	1,810
Operating income (loss)	2,092	(10,048)	2,123	(10,852)	—	(16,685)
Interest expense and financing charges, net	4,133	9,753	317	1,993	—	16,196
Other expense (income), net	2	(39,252)	(18)	(2,747)	—	(42,015)
(Loss) income before income taxes	$(2,043)	$19,451	$1,824	$(10,098)	$—	$9,134

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net (loss) income before depreciation, depletion, amortization and accretion expense, gains on disposal of assets, net, impairment of goodwill, stock based compensation, interest expense and financing charges, net, other (income) expense, net (which is comprised of interest on trade accounts receivable and certain legal expenses) and provision (benefit) for income taxes, further adjusted to add back interest on trade accounts receivable. The Company excludes the items listed above from net (loss) income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net (loss) income or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Mammoth’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net (loss) income on a consolidated basis and for each of the Company’s segments (in thousands):

Consolidated

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
Reconciliation of net loss to Adjusted EBITDA:	2024	2023	2024	2024	2023
Net loss	$(15,474)	$(5,955)	$(24,042)	$(207,326)	$(3,163)
Depreciation, depletion, amortization and accretion expense	5,822	8,271	6,184	25,079	45,110
Gains on disposal of assets, net	(1,518)	(2,757)	(293)	(4,014)	(6,041)
Impairment of goodwill	—	—	—	—	1,810
Stock based compensation	219	219	219	875	1,345
Interest expense and financing charges, net	4,802	6,811	9,730	25,204	16,196
Other (income) expense, net	(37)	(10,964)	1,122	64,621	(42,015)
Provision (benefit) for income taxes	1,393	3,291	640	(11,204)	12,297
Interest on trade accounts receivable	—	11,543	—	(60,686)	45,440
Adjusted EBITDA	$(4,793)	$10,459	$(6,440)	$(167,451)	$70,979

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Well Completion Services

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
Reconciliation of net loss to Adjusted EBITDA:	2024	2023	2024	2024	2023
Net loss	$(4,949)	$(4,562)	$(7,973)	$(21,886)	$(2,043)
Depreciation and amortization expense	2,710	3,303	2,493	10,889	15,374
(Gains) losses on disposal of assets, net	(74)	(75)	(60)	52	(2,023)
Stock based compensation	65	55	29	180	496
Interest expense and financing charges, net	271	1,892	441	1,628	4,133
Other expense, net	—	1	1	2	2
Adjusted EBITDA	$(1,977)	$614	$(5,069)	$(9,135)	$15,939

Infrastructure Services

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
Reconciliation of net (loss) income to Adjusted EBITDA:	2024	2023	2024	2024	2023
Net (loss) income	$(7,320)	$1,844	$(13,500)	$(166,089)	$8,237
Depreciation and amortization expense	803	1,023	626	2,774	8,390
Gains on disposal of assets, net	(320)	(71)	(41)	(1,304)	(510)
Stock based compensation	98	103	124	462	538
Interest expense and financing charges, net	4,172	4,394	8,742	21,590	9,753
Other expense (income), net	615	(10,539)	1,491	64,535	(39,252)
Provision (benefit) for income taxes	614	2,804	629	(14,785)	11,214
Interest on trade accounts receivable	—	11,543	—	(60,686)	45,440
Adjusted EBITDA	$(1,338)	$11,101	$(1,929)	$(153,503)	$43,810

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Natural Sand Proppant Services

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
Reconciliation of net (loss) income to Adjusted EBITDA:	2024	2023	2024	2024	2023
Net (loss) income	$(1,475)	$(2,161)	$(1,235)	$(8,496)	$1,824
Depreciation, depletion, amortization and accretion expense	1,123	1,339	1,688	5,228	7,737
Losses (gains) on disposal of assets, net	56	3	—	1	(13)
Stock based compensation	36	38	39	145	186
Interest expense and financing charges, net	(52)	64	78	186	317
Other expense (income), net	6	(5)	3	8	(18)
Adjusted EBITDA	$(306)	$(722)	$573	$(2,928)	$10,033

Other Services(a)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
Reconciliation of net loss to Adjusted EBITDA:	2024	2023	2024	2024	2023
Net loss	$(1,730)	$(1,076)	$(1,336)	$(10,855)	$(11,181)
Depreciation, amortization and accretion expense	1,186	2,606	1,377	6,188	13,609
Gains on disposal of assets, net	(1,180)	(2,614)	(192)	(2,763)	(3,495)
Impairment of goodwill	—	—	—	—	1,810
Stock based compensation	20	23	27	88	125
Interest expense and financing charges, net	411	461	469	1,800	1,993
Other (income) expense, net	(658)	(421)	(373)	76	(2,747)
Provision for income taxes	779	487	11	3,581	1,083
Adjusted EBITDA	$(1,172)	$(534)	$(17)	$(1,885)	$1,197
a.    Includes results for Mammoth’s directional drilling, aviation, equipment rentals, remote accommodations and equipment manufacturing and corporate related activities. The Company’s corporate related activities do not generate revenue.

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted Net Loss and Adjusted Loss per Share

Adjusted net loss and adjusted basic and diluted loss per share are supplemental non-GAAP financial measures that are used by management to evaluate the Company’s operating and financial performance. Mammoth defines adjusted net loss as net loss before impairment of goodwill. Mammoth defines adjusted basic and diluted loss per share as loss per share before the effects of impairment of goodwill and impairment of other long-lived assets. Management believes these measures provide meaningful information about the Company’s performance by excluding certain non-cash charges, such as impairment of goodwill and impairment of other long-lived assets, that may not be indicative of the Company’s ongoing operating results. Adjusted net loss and adjusted loss per share should not be considered in isolation or as a substitute for net loss and loss per share prepared in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. The following tables provide a reconciliation of adjusted net loss and adjusted loss per share to the GAAP financial measures of net loss and loss per share for the periods specified.

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2024	2023	2024	2024	2023
	(in thousands, except per share amounts)
Net loss, as reported	$(15,474)	$(5,955)	$(24,042)	$(207,326)	$(3,163)
Impairment of goodwill	—	—	—	—	1,810
Adjusted net loss	$(15,474)	$(5,955)	$(24,042)	$(207,326)	$(1,353)

Basic loss per share, as reported	$(0.32)	$(0.12)	$(0.50)	$(4.31)	$(0.07)
Impairment of goodwill	—	—	—	—	0.04
Adjusted basic loss per share	$(0.32)	$(0.12)	$(0.50)	$(4.31)	$(0.03)

Diluted loss per share, as reported	$(0.32)	$(0.12)	$(0.50)	$(4.31)	$(0.07)
Impairment of goodwill	—	—	—	—	0.04
Adjusted diluted loss per share	$(0.32)	$(0.12)	$(0.50)	$(4.31)	$(0.03)